UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 31, 1997





                     U.S. RESTAURANT PROPERTIES MASTER L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                        1-9079                41-1541631
(STATE OF OTHER JURISDICTION OF     (COMMISSION FILE         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)           NUMBER)             IDENTIFICATION NO.)



                              5310 Harvest Hill Rd.
                                Suite 270, LB 168
                               Dallas, Texas 75230
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                  972-387-1487
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On March 31, 1997, U.S. Restaurant Properties Master L.P. (the "Registrant") acquired six restaurant properties and one other rental property located in Illinois and Indiana from RR Restaurants 1986-1. This transaction in combination with other restaurant properties acquired between January 1, 1997 and March 31, 1997 (date of reportable event) are deemed significant in aggregate to the Registrants total assets as previously reported on Form 10-K. The RR Restaurants 1986-1 transaction consists of two Pizza Hut(R) restaurant properties, one Popeye's(R) restaurant property, three regional brand restaurant properties and one other rental property. The acquisition was done pursuant to one purchase and sales agreement. The purchase price equaled $3,884,262 in cash and other capitalized costs of approximately $81,000. The selling entity was RR Restaurants 1986-1, a California limited partnership. The Registrant used its bank line of credit to fund this acquisition.

On March 19, 1997, the Registrant acquired one Old Chicago restaurant property located in Minnesota from 2841 Partners, Inc. The acquisition was done pursuant to one sales and purchase agreement. The purchase price equaled $895,000 in cash and other capitalized costs of approximately $18,000. The selling entity was 2841 Partners, Inc., a Minnesota corporation. The Registrant used its bank line of credit to fund this acquisition.

     On March 17, 1997, the Registrant acquired 16 Bruegger's Bagel restaurant properties located in New York, Minnesota, Iowa and North Carolina. These restaurant properties are collectively referred to as the "Bruegger's"
transaction. The Bruegger's transaction was done pursuant to 12 contribution agreements. The sellers to this transaction included 12 limited partnerships which consist of Ben Abba Limited Partnership, a New York limited partnership, West Taft Road Limited Partnership, a New York limited partnership, Learned Bagels Limited Partnership, a New York limited partnership, Sunnymorning Limited Partnership, a Vermont limited partnership, Congress Street Partners, LTD, a Vermont limited partnership, Hawkeye Preservation Limited Partnership, a Iowa limited partnership, Riverside Limited Partnership, a Iowa limited partnership, Bull City Bank Building Limited Partnership, a North Carolina limited partnership, 104 W. Franklin Limited Partnership, a North Carolina limited partnership, Hillsboro Wolfpack Limited Partnership, a North Carolina limited partnership, Norstar Real Estate Limited Partnership, a Minnesota limited partnership and Twin Cities II Limited Partnership, a Minnesota limited partnership. The purchase price for the Bruegger's transaction equaled $10,790,750 in cash and 118,579 partnership units (valued at $28.00 per unit). The other capitalized costs on this acquisition were approximately $344,000. The partnership units are guaranteed to have a market value of $25.30 on the second anniversary date of the closing. The partnership units market value on the closing date equaled $28.00 per partnership unit. The Registrant used its bank line of credit to fund the cash portion of the Bruegger's transaction.

On March 11, 1997, the Registrant acquired one Chi-Chi's restaurant property located in Florida from Tulip Properties Limited. The acquisition was done pursuant to one sales and purchase agreement. The purchase price equaled $1,400,000 in cash and other capitalized costs of approximately $21,000. The selling entity was Tulip Properties Limited, a California limited partnership. The Registrant used its bank line of credit to fund this transaction.

On February 27, 1997, the Registrant acquired two Schlotzsky's(R) restaurant properties from Schlotzsky's Real Estate, Inc, a Texas corporation. The acqusitions were done pursuant to two sale and purchase agreements. These restaurant properties represent newly developed properties which do not have any historical operations. The purchase price for these restaurant properties equaled $1,660,828 in cash and other capitalized costs of approximately $20,000. The Registrant used its bank line of credit to fund this acquisition.

In  addition  to the above  acquisitions,  five  other  properties  (the  "Other
Properties") were acquired in four different transactions during the period January 1, 1997 through March 31, 1997. The properties were purchased for an aggregate cash purchase price of approximately $1,612,000. These properties consisted of two Pizza Hut restaurant properties, two Arby's(R) restaurant properties and one Schlotzsky's restaurant property. The Registrant used funds from operations and its bank line of credit to fund these transactions.

The Sellers are not affiliated with the Registrant, any director or officer of the Registrant or any associate of any such director or officer.

The purchase prices, which were negotiated with the Sellers, were determined through internal analysis by the Registrant of historical cash flows and fair market values of the acquired Properties.


ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

        A. FINANCIAL STATEMENTS

           Financial  Statements for the Properties acquired and noted in
           Item 2 are not available at this time and will be filed as soon as possible, but not later than 60 days from the date of this Form 8-K.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: April 14, 1997                 U.S. RESTAURANT PROPERTIES MASTER L.P.


                                     By: QSV PROPERTIES, INC.
                                             its Managing General Partner






                                     By:         /S/
                                         --------------------------------
                                             Robert J. Stetson
                                             President, Chief Executive Officer